EXHIBIT NO. 11
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                                APPLIED BIOSCIENCE INTERNATIONAL INC. AND SUBSIDIARIES
                                          COMPUTATION OF EARNINGS PER SHARE
                                       (in thousands, except per share amounts)


                                                   Three Months Ended        Six Months Ended
                                                         June 30,                 June 30,
                                                 ---------------------    ---------------------
Primary Earnings per Share                            1995        1994         1995        1994
                                                 ---------   ---------    ---------   ---------

Income from continuing operations                $     775   $   1,198    $   1,211   $   1,754
Income (loss) from discontinued
  operations                                             -        (686)           -        (790)
                                                 ---------   ---------    ---------   ---------
Net Income (loss)                                $     775   $     512    $   1,211   $     964
                                                 =========   =========    =========   =========

Weighted average number of shares of common
   stock outstanding during the period              28,159      28,194       28,166      28,159
Common stock equivalents assuming exercise of
   stock options (a)                                   266         328          263         297
                                                 ---------   ---------    ---------   ---------

Weighted average common and common equivalent
   shares outstanding                               28,425      28,522       28,429      28,456
                                                 =========   =========    =========   =========

Primary earnings (loss) per common share
  Continuing Operations                          $    0.03   $    0.04    $    0.04   $    0.06
  Discontinued Operations                                -       (0.02)           -       (0.03)
                                                 ---------   ---------    ---------   ---------
  Primary earnings per share                     $    0.03   $    0.02    $    0.04   $    0.03
                                                 =========   =========    =========   =========

Fully Diluted Earnings per Share

Income from continuing operations                $     775   $   1,198    $   1,211   $   1,754
Income (loss) from discontinued
  operations                                             -        (686)           -        (790)
                                                 ---------   ---------    ---------   ---------
Net Income (loss)                                $     775   $     512    $   1,211   $     964
                                                 =========   =========    =========   =========

Weighted average number of shares of common
   stock outstanding during the period              28,159      28,194       28,166      28,159
Common stock equivalents assuming exercise of
   stock options (a)                                   266         328          263         297
                                                 ---------   ---------    ---------   ---------

Weighted average common and common equivalent
   shares outstanding                               28,425      28,522       28,429      28,456
                                                 =========   =========    =========   =========

Fully diluted earnings (loss) per common share
   Continuing operations                         $    0.03   $    0.04    $    0.04   $    0.06
   Discontinued operations                               -       (0.02)           -       (0.03)
                                                 ---------   ---------    ---------   ---------
  Fully diluted earnings per share               $    0.03   $    0.02    $    0.04   $    0.03
                                                 =========   =========    =========   =========


(a) In the calculation of common stock equivalents, stock options are assumed to be exercised at the beginning of the period. The proceeds from the options exercised are assumed to be used to purchase common stock at (i) the average market price during the period for primary earnings per share and (ii) the higher of the average or last market price during the period for fully diluted earnings per share.

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